UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 24, 2015

Amarin Corporation plc

(Exact name of registrant as specified in its charter)

England and Wales	0-21392	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Pembroke House, Upper Pembroke Street 28-32, Dublin 2, Ireland		Not applicable
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +353 1 6699 020

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Note Repurchase

As previously disclosed in the Current Report on Form 8-K filed by Amarin Corporation plc (the “Company”) with the Securities and Exchange Commission on November 20, 2015 (the “November 20 Form 8-K”), Corsicanto Limited, a private limited company incorporated under the laws of Ireland (“Corsicanto”) and a wholly owned subsidiary of the Company, and the Company entered into separate, privately negotiated purchase agreements with certain holders of the Corsicanto’s outstanding 3.50% Exchangeable Senior Notes due 2032 issued on January 9, 2012 (the “2012 Notes”) pursuant to which the Company agreed to purchase (the “2012 Notes Purchase”) approximately $16.2 million in aggregate principal amount of the 2012 Notes for $15.9 million, which includes accrued but unpaid interest on such 2012 Notes to, but not including, the closing date of the 2012 Notes Purchase. The 2012 Notes Purchase closed on November 24, 2015 and November 30, 2015. Approximately $15.1 million in aggregate principal amount of 2012 Notes remain outstanding.

Note Issuance

As previously disclosed in the November 20 Form 8-K, concurrent with the entry into of the purchase agreements related to the 2012 Notes Purchase, the Company entered into a privately negotiated subscription agreement with one of its existing investors (the “Investor”), pursuant to which the Investor agreed to purchase approximately $31.3 million in aggregate principal amount of new 3.50% November 2015 Exchangeable Senior Notes due 2032 (the “New Notes”) for approximately $27.5 million. The New Notes issuance closed on November 24, 2015. Approximately $15.9 million of the proceeds from the New Notes issuance were used to finance the 2012 Notes Purchase and the remainder will be used for working capital and general corporate purposes. A description of the New Notes is set forth in Item 1.01 of the November 20 Form 8-K and is hereby incorporated by reference herein. Such description and the description of the New Notes included herein do not purport to be complete and are qualified in their entirety by reference to the form of the New Note, which is filed as Exhibit 10.2 to the November 20 Form 8-K and is hereby incorporated by reference herein.

The Company offered and sold the New Notes to the Investor in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The offer and sale of the New Notes did not involve a public offering, the solicitation of offers for the New Notes was not done by any form of general solicitation or general advertising, and offers for the New Notes were only solicited from the Investor, which the Company believes to be an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act. The New Notes and any ADSs that may be issued upon exchange of the New Notes will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from registration requirements.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Note (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 20, 2015).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2015	Amarin Corporation plc

	By:	/s/ John Thero
John Thero
President and Chief Executive Officer